UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

Flexion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36287	26-1388364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Mall Road, Suite 301 Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 305-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 17, 2015, the Compensation Committee of the Board of Directors of Flexion Therapeutics, Inc. (“Flexion”) approved the grant of performance-based restricted stock units (“PSUs”) under Flexion’s 2013 Equity Incentive Plan to certain employees, including Flexion’s named executive officers. The amount and vesting of the PSUs is based upon when and if Flexion receives approval from the U.S. Food and Drug Administration of a new drug application for Flexion’s product candidate, ZilrettaTM (also known as FX006). The maximum number of shares deliverable under the PSUs to Flexion’s named executive officers are 66,600, 20,550, and 25,650 shares to each of Michael D. Clayman, M.D., Flexion’s President and Chief Executive Officer; Neil Bodick, M.D., Ph.D., Flexion’s Chief Medical Officer; and Frederick W. Driscoll, Flexion’s Chief Financial Officer, respectively. Each award was based upon the form of Restricted Stock Unit Award Agreement and Grant Notice attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Form of Restricted Stock Unit Award Agreement and Grant Notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flexion Therapeutics, Inc.
Dated: December 22, 2015
	By:	/s/ Frederick W. Driscoll
Frederick W. Driscoll
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Form of Restricted Stock Unit Award Agreement and Grant Notice.